SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

THE MARCUS CORPORATION
(Name of Registrant as Specified in its Charter)

___________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE MARCUS CORPORATION

[LOGO]
100 East Wisconsin Avenue, Suite 1900
Milwaukee, Wisconsin 53202-4125

_________________

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS
To Be Held Wednesday, October 6, 2004

_________________

To the Shareholders of

        THE MARCUS CORPORATION

        NOTICE IS HEREBY GIVEN THAT the 2004 Annual Meeting of Shareholders of THE MARCUS CORPORATION will be held on Wednesday, October 6, 2004, at 10:00 A.M., local time, at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin, for the following purposes:

1.	to elect nine directors for the ensuing year;

2.	to approve The Marcus Corporation 2004 Equity Incentive Plan; and

3.	to consider and act upon any other business that may be properly brought before the meeting or any adjournment thereof.

        Only holders of record of our Common Stock and Class B Common Stock as of the close of business on August 6, 2004, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. Shareholders may vote in person or by proxy. The holders of our Common Stock will be entitled to one vote per share and the holders of our Class B Common Stock will be entitled to ten votes per share on each matter submitted for shareholder consideration.

        Shareholders are cordially invited to attend the meeting in person. A map is provided on the following page to assist you in locating the Monona Terrace Community and Convention Center. As described on the following page, we will make a bus available from Milwaukee to the Monona Terrace Community and Convention Center. Even if you expect to attend the meeting in person, to help ensure your vote is represented at the meeting, please complete, sign, date and return in the enclosed postage paid envelope the accompanying proxy, which is being solicited by our board of directors. You may revoke your proxy at any time before it is actually voted by giving notice thereof in writing to the undersigned or by voting in person at the meeting.

        Accompanying this Notice of 2004 Annual Meeting of Shareholders is a form of proxy and proxy statement.

On Behalf of the Board of Directors
/s/ Thomas F. Kissinger
Thomas F. Kissinger
General Counsel and Secretary

Milwaukee, Wisconsin
September 3, 2004

Important Information for Shareholders Attending
The Marcus Corporation 2004 Annual Meeting
10:00 a.m.
Wednesday, October 6, 2004
Monona Terrace Community and Convention Center
One John Nolen Drive
Madison, Wisconsin

Directions:
Monona Terrace is conveniently located two blocks from the Capitol building in downtown Madison.

From the Milwaukee area via I-94:
Follow I-94 West. As you approach the city, follow Highway 30 into Madison. Take the “State Capitol” exit off Highway 30 and you will then be on East Washington Avenue.

*	As you approach the Capitol Square, follow 151 from East Washington left onto Blair Street. Take Blair two blocks and turn right onto Wilson Street. A few blocks up Wilson, just past Olin Terrace, turn left into the Monona Terrace parking structure.

From the North via I-90/94:
(from Minneapolis, La Crosse, Wausau, Stevens Point)
Take I-90/94 to the Highway 151 exit (southwest) going toward the State Capitol. Take 151/East Washington Avenue all the way into downtown. Follow * directions above.

From the Northeast via Highway 151:
(from Green Bay, Fox River Valley)
Follow Highway 151 toward the State Capitol. Take 151/East Washington Avenue all the way into downtown. Follow * directions above.

From the Southeast via I-90:
(from Chicago, Beloit, Janesville)
Take the Hwy 12 & 18 (beltline) exit to Madison. Exit at John Nolen Drive and follow John Nolen two miles to the Monona Terrace parking structure entrance.

From the Southwest via Highways 18 & 151:
(from Dubuque, Platteville, Dodgeville)
As you approach Madison, enter the Beltline (Hwy 12 & 18). Take the John Nolen Drive exit off the Beltline, and follow John Nolen Drive two miles. The entrance to the Monona Terrace parking structure will be on your right.

Bus from Milwaukee to Madison:
A courtesy bus will be available for shareholders who do not wish to drive to Madison. There will be two departure locations:
Stop #1: Departs promptly at 7:45 a.m., Pfister Hotel, 424 E. Wisconsin Ave., Milwaukee.
Stop #2: Departs approximately 8:00 a.m., West Point Cinema, 20241 W. Bluemound Road, Waukesha (Off I-94 West at the Hwy 18 Waukesha exit)

Return:
The bus will leave the Monona Terrace Convention Center at approximately 1:30 p.m. for the return trip.
Reservations:
Reservations are required. To reserve a seat on the bus, call (414) 905-2442 by Wednesday, September 29.

Experience The Marcus Corporation’s Hilton Madison at Monona Terrace:

The Hilton Madison at Monona Terrace is connected to the Monona Terrace Community and Convention Center by a skywalk. Shareholders are invited to experience this Company-owned property through several special shareholder discounts.

Reduced Room Rate:
Shareholders who stay overnight at the Hilton Madison at Monona Terrace on Tuesday, October 5, or Wednesday, October 6, will receive a discounted room rate of $99 per night. Advance reservations are required and can be made by calling the hotel at (866) 403-8838. Indicate that you are a Marcus Corporation shareholder when making your reservation. The Hilton Madison is located at 9 East Wilson Street. Reservation deadline is September 21, 2004.

Dining Discount:
Shareholders dining at The Capital Chophouse, the hotel’s new steakhouse restaurant, will receive a 20% discount on their bill on the evening of Tuesday, October 5, and all day on Wednesday, October 6. Let your server know that you are a Marcus Corporation shareholder.

THE MARCUS CORPORATION
[LOGO]

PROXY STATEMENT

For
2004 Annual Meeting of Shareholders
To Be Held Wednesday, October 6, 2004

        This proxy statement and accompanying form of proxy are being furnished to our shareholders beginning on or about September 3, 2004, in connection with the solicitation of proxies by our board of directors for use at our 2004 Annual Meeting of Shareholders to be held on Wednesday, October 6, 2004, at 10:00 A.M., local time, at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin and at any postponement or adjournment thereof (collectively, the “Meeting”), for the purposes set forth in the attached Notice of 2004 Annual Meeting of Shareholders and as described herein.

        Execution of a proxy will not affect your right to attend the Meeting and to vote in person, nor will your presence revoke a previously submitted proxy. You may revoke a previously submitted proxy at any time before it is exercised by giving written notice of your intention to revoke the proxy to our Secretary, by notifying the appropriate personnel at the Meeting in writing or by voting in person at the Meeting. Unless revoked, the shares represented by proxies received by our board of directors will be voted at the Meeting in accordance with the instructions thereon. If no instructions are specified on a proxy, the votes represented thereby will be voted: (i) for the board’s nine director nominees set forth below; (ii) for approval of The Marcus Corporation 2004 Equity Incentive Plan; and (iii) on such other matters that may properly come before the Meeting in accordance with the best judgment of the persons named as proxies.

        Only holders of record of shares of our Common Stock (the “Common Shares”) and our Class B Common Stock (the “Class B Shares”) as of the close of business on August 6, 2004 (the “Record Date”) are entitled to vote at the Meeting. As of the Record Date, we had 20,611,920 Common Shares and 9,323,660 Class B Shares outstanding and entitled to vote. The record holder of each outstanding Common Share on the Record Date is entitled to one vote per share and the record holder of each outstanding Class B Share on the Record Date is entitled to ten votes per share on each matter submitted for shareholder consideration at the Meeting. The holders of our Common Shares and the holders of our Class B Shares will vote together as a single class on all matters subject to shareholder consideration at the Meeting. The total number of votes represented by outstanding Common Shares and Class B Shares as of the Record Date was 113,848,520, consisting of 20,611,920 votes represented by outstanding Common Shares and 93,236,600 votes represented by outstanding Class B Shares.

ELECTION OF DIRECTORS

        At the Meeting, our shareholders will elect all nine members of our board of directors. The directors elected at the Meeting will hold office until our 2005 Annual Meeting of Shareholders and until their successors are duly qualified and elected. If, prior to the Meeting, one or more of the board’s nominees becomes unable to serve as a director for any reason, the votes represented by proxies granting authority to vote for all of the board’s nominees, or containing no voting instructions, will be voted for a replacement nominee selected by the board of directors. Under Wisconsin law, if a quorum of shareholders is present, directors are elected by a plurality of the votes cast by the shareholders entitled to vote in the election. This means that the individuals receiving the largest number of votes will be elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares that are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the election of directors at the Meeting.

        All of our director nominees have been elected by our shareholders and have served continuously as directors since the date indicated below. The names of the nominees, together with certain information about each of them as of the Record Date, are set forth below.

	Name	Current Principal Occupation	Age	Director Since
[Photo]	Stephen H. Marcus	Our Chairman of the Board, President and Chief	69	1969
		Executive Officer(1)(2)(3)
[Photo]	Diane Marcus Gershowitz	Real estate management and investments(1)(3)	65	1985
[Photo]	Daniel F. McKeithan, Jr.	President of Tamarack Petroleum Company, Inc.	68	1985
		(operator of oil and gas wells) and President of
		Active Investor Management, Inc. (manager of oil
		and gas wells)(4)(5)
[Photo]	Allan H. Selig	Commissioner of Major League Baseball and	69	1995
		President and Chief Executive Officer of Selig
		Executive Leasing Co., Inc. (automobile leasing
		agency)(5)(6)

	Name	Current Principal Occupation	Age	Director Since

[Photo]	Timothy E. Hoeksema	Chairman of the Board, President and Chief	57	1995
		Executive Officer of Midwest Air Group, Inc.
		(formerly Midwest Express Holdings, Inc.)
		(commercial airline carrier)(5)
[Photo]	Bruce J. Olson	Our Group Vice President(2)(7)	54	1996
[Photo]	Philip L. Milstein	Principal of Ogden CAP Properties, LLC (real	55	1996
		estate and investments) and former Co-Chairman of
		Emigrant Savings Bank (savings bank)(5)
[Photo]	Bronson J. Haase	President of Pabst Farms Equity Ventures LLC;	60	1998
		retired President and Chief Executive Officer of
		Wisconsin Gas Company (gas utility) and Vice
		President of WICOR, Inc. (utility holding
		company) and former President and Chief Executive
		Officer of Ameritech Wisconsin(5)
[Photo]	James D. Ericson	Retired President, Chief Executive Officer and	68	2001
		Chairman of the Board of Trustees of The
		Northwestern Mutual Life Insurance Company (life
		insurance company)(5)(8)

(1)	Stephen H. Marcus and Diane Marcus Gershowitz are brother and sister.
(2)	Stephen H. Marcus and Bruce J. Olson are also officers of certain of our subsidiaries.
(3)	As a result of their beneficial ownership of Common Shares and Class B Shares, Stephen H. Marcus and/or Diane Marcus Gershowitz may be deemed to control, or share in the control of, the Company. See “Stock Ownership of Management and Others.”

(4)	Daniel F. McKeithan, Jr. is a trustee of The Northwestern Mutual Life Insurance Company (“NML”). NML is one of our principal lenders.
(5)	Messrs. McKeithan, Selig, Hoeksema, Milstein, Haase and Ericson are independent directors, as defined by the rules of the New York Stock Exchange (“NYSE”). Our independent directors meet periodically in executive sessions without management present. The independent directors who also serve as chairmen of our board committees serve as the chairman of these meetings of independent directors on a rotating basis. Any person desiring to communicate with an independent director may mail communications to such independent director in care of Thomas F. Kissinger, General Counsel and Secretary, The Marcus Corporation, 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125. Mr. Kissinger will promptly forward any communication unaltered to such independent director.
(6)	Allan H. Selig is a director of Oil-Dri Corporation of America.
(7)	Bruce J. Olson is a director of Fresh Brands, Inc.
(8)	James D. Ericson is a director of Kohl’s Corporation, Green Bay Packaging, Inc. and a trustee of NML.

Committees of the Board of Directors

        Our board of directors has an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Each committee operates under a written charter that is available under the “Governance” section of our web site at www.marcuscorp.com.

        Audit Committee. Our board of directors has an Audit Committee whose principal functions are to: (i) appoint, establish the compensation for and oversee our independent auditors; (ii) review annual audit plans with management and our independent auditors; (iii) preapprove all audit and non-audit services provided by our independent auditors; (iv) oversee management’s evaluation of the adequacy of our internal and business controls, disclosure controls and procedures and risk assessment and management; (v) review areas of financial risk that could have a material adverse effect on our results of operations and financial condition with management and our independent auditors; (vi) evaluate the independence of our independent auditors; (vii) review, in consultation with management and our independent auditors, financial reporting and accounting practices of comparable companies that differ from our own; and (viii) receive, retain and address complaints (including employees’ confidential, anonymous submission of concerns) regarding financial disclosure and accounting and auditing matters. During our fiscal 2004, the Audit Committee consisted of Daniel F. McKeithan, Jr. (Chairman), James D. Ericson and Philip L. Milstein. Each member of the Audit Committee is an independent, non-employee director as defined by the rules of the NYSE and the Securities and Exchange Commission (“SEC”). Each of the members of the Audit Committee are “audit committee financial experts” as defined by the SEC. The Audit Committee met three times during our fiscal 2004. See “Audit Committee Report.”

        Compensation Committee. Our board of directors also has a Compensation Committee whose principal functions are to: (i) evaluate and establish the compensation, bonuses and benefits of officers and other key employees of the Company and its subsidiaries; and (ii) administer our 1995 Equity Incentive Plan. See “Executive Compensation.” Prior to July 2004, the Compensation Committee also performed certain functions related to the recommendation of individuals for election to our board of directors. In July 2004, our board of directors reassigned this function to the Corporate Governance Committee and renamed each committee to accurately reflect the function of such committees. Our board of directors reassigned the nominating function to the Corporate Governance Committee because the characteristics that we will look for in a director will be heavily influenced by our corporate governance policies. During our fiscal 2004, the Compensation Committee consisted of Timothy E. Hoeksema (Chairman), Bronson J. Haase, Daniel F. McKeithan, Jr. and Philip L. Milstein. Each member of the Compensation Committee is an independent, non-employee director as defined by the rules of the NYSE and the SEC. The Compensation Committee met three times in our fiscal 2004. See “Executive Compensation.”

        Corporate Governance and Nominating Committee. Our board of directors also has a Corporate Governance and Nominating Committee whose principal functions are to: (i) develop and maintain our corporate governance policy guidelines; (ii) develop and maintain our Code of Conduct; (iii) oversee the interpretation and enforcement of our Code of Conduct; (iv) receive and review matters brought to the committee’s attention pursuant to our Code of Conduct; (v) evaluate the performance of our board of directors, its committees and committee chairmen and our directors; and (vi) recommend individuals to be elected to our board of directors. During our fiscal 2004, the Corporate Governance and Nominating Committee consisted of Bronson J. Haase (Chairman), Timothy E. Hoeksema and Allan H. Selig. Each member of the Corporate Governance and Nominating Committee is an independent, non-employee director as defined by the rules of the NYSE and the SEC. The Corporate Governance and Nominating Committee met four times in fiscal 2004.

        The Corporate Governance and Nominating Committee regularly assesses the appropriate size of our board of directors and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance and Nominating Committee will identify prospective nominees, including those nominated by management, members of our board of directors and shareholders, and will evaluate such prospective nominees against the standards and qualifications set out in the Corporate Governance and Nominating Committee Charter, including the individual’s range of experience, wisdom, integrity, ability to make independent analytical inquiries, business experience and acumen, understanding of our business and ability and willingness to devote adequate time to board and committee duties. The Corporate Governance and Nominating Committee does not evaluate shareholder nominees differently than any other nominee. Pursuant to procedures set forth in our By-laws, the Corporate Governance and Nominating Committee will consider shareholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of shareholders. To be timely for the 2005 Annual Meeting of Shareholders, the notice must be received by the date identified under the heading “Other Matters.” To be in proper form, the notice must, among other things, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating shareholder and each nominee and information about the nominating shareholder and each nominee. These requirements are detailed in our By-laws, which were attached as an exhibit to our Quarterly Report on Form 10-Q for the period ended November 28, 2002. A copy of our By-laws will be provided upon written request to our Secretary at the address provided below under “Contacting the Board.”

Compensation Committee Interlocks and Insider Participation

        During fiscal 2004, the Compensation Committee consisted of Timothy E. Hoeksema, Bronson J. Haase, Daniel F. McKeithan, Jr. and Philip L. Milstein. No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Director Attendance

        Our board of directors met four times in our fiscal 2004. Each of our directors attended at least 75% of the aggregate of the number of board meetings and number of meetings of the committees on which he or she served during fiscal 2004.

Contacting the Board

        You may contact our board of directors by sending a letter, regular or express mail, addressed to Thomas F. Kissinger, General Counsel and Secretary, The Marcus Corporation, 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125. Mr. Kissinger will promptly forward shareholder communications to our directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE BOARD’S NOMINEES. COMMON SHARES OR CLASS B SHARES REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” EACH OF THE BOARD’S NOMINEES.

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

        The following table sets forth information as of the Record Date as to our Common Shares and Class B Shares beneficially owned by: (i) each of our directors; (ii) each of our executive officers named in the Summary Compensation Table set forth below under “Executive Compensation — Summary Compensation Information;" (iii) all such directors and executive officers as a group; and (iv) all other persons or entities known by us to be the beneficial owner of more than 5% of either class of our outstanding capital stock. A row for Class B Share ownership is not included for individuals or entities who do not beneficially own any Class B Shares.

Name of Individual or Group/Class of Stock	Sole Voting and Investment Power(1)		Shared Voting and Investment Power(1)		Total Share Ownership and Percentage of Class(1)		Percentage of Aggregate Voting Power(1)
	Directors and Named Executive Officers
Stephen H. Marcus(2)
Common Shares	26,131	(3)	6,703		32,834	(3)
					*		56.1%
Class B Shares	3,864,812		2,521,999		6,386,811
					(68.5%)
Diane Marcus Gershowitz(2)
Common Shares	70,951	(4)	1,600		72,551	(4)
					*		36.8%
Class B Shares	1,733,594		2,447,412		4,181,006
					(44.8%)
Daniel F. McKeithan, Jr.
Common Shares	12,585	(4)	0		12,585	(4)
					*		*
Allan H. Selig
Common Shares	10,560	(4)	0		10,560	(4)
					*		*
Timothy E. Hoeksema
Common Shares	10,335	(4)	0		10,335	(4)
					*		*
Philip L. Milstein
Common Shares	59,475	(4)(5)	0		59,475	(4)(5)
					*		*
Class B Shares	39,601		62,055	(5)	101,656	(5)
					(1.1%)
Bronson J. Haase
Common Shares	5,960	(4)	0		5,960	(4)
					*		*
James D. Ericson
Common Shares	4,176	(4)	0		4,176	(4)
					*		*
Bruce J. Olson
Common Shares	189,643	(3)(6)	39,628		229,271	(3)(6)
					(1.1%)		*
James R. Abrahamson
Common Shares	38,445	(3)(6)	0		38,445	(3)(6)
					*		*
William J. Otto
Common Shares	48,599	(3)(6)	0		48,599	(3)(6)
					*		*

Name of Individual or Group/Class of Stock	Sole Voting and Investment Power(1)		Shared Voting and Investment Power(1)	Total Share Ownership and Percentage of Class(1)		Percentage of Aggregate Voting Power(1)

Thomas F. Kissinger
Common Shares	58,379	(3)(6)	0	58,379	(3)(6)
				*		*
All directors and executive officers as a group
(12 persons)(7)
Common Shares(8)	535,239	(3)	47,231	582,470	(3)
				(2.8%)		75.3%
Class B Shares	5,638,007		2,904,726	8,542,733
				(91.6%)
	Other Five Percent Shareholders
Private Capital Management, L.P.(9)
Common Shares(10)	0		4,328,207	4,328,207
				(21.0%)		3.8%
Lord, Abbett & Co.(11)
Common Shares(12)	1,109,000		0	1,109,000
				(5.4%)		*
Dimensional Fund Advisors Inc.(13)
Common Shares(14)	1,472,811		0	1,472,811		1.3%
				(7.1%)

* Less than 1%.

(1)	Includes, in some cases, shares over which a person has or shares voting power and/or investment power, as to which beneficial ownership may be disclaimed. 700 Common Shares and 2,126,740 shares of Class B Shares held in certain trusts are included in the beneficial ownership figures for both Stephen H. Marcus and Diane Marcus Gershowitz because both of them are trustees of these trusts, but such shares are counted only once in the amounts under “All directors and executive officers as a group.” The outstanding Class B Shares are convertible on a share-for-share basis into Common Shares at any time at the discretion of each holder. As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Common Shares. However, to avoid overstatement of the aggregate beneficial ownership of both classes of our outstanding capital stock, the Common Shares listed in the table do not include Common Shares that may be acquired upon the conversion of outstanding Class B Shares. Similarly, the percentage of outstanding Common Shares beneficially owned is determined with respect to the total number of outstanding Common Shares, excluding Common Shares that may be issued upon conversion of outstanding Class B Shares.
(2)	The address of Stephen H. Marcus and Diane Marcus Gershowitz is c/o 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125.
(3)	Includes 4,236, 4,099, 445, 1,349 and 1,727 Common Shares held for the respective accounts of Stephen H. Marcus, Bruce J. Olson, James R. Abrahamson, William J. Otto and Thomas F. Kissinger in our Pension Plus Plan as of May 27, 2004, the end of our fiscal 2004. See “Executive Compensation — Summary Compensation Information.”
(4)	Includes: (i) 8,375 Common Shares subject to acquisition by each of Diane Marcus Gershowitz, Daniel F. McKeithan, Jr., Allan H. Selig and Timothy E. Hoeksema; (ii) 5,750 Common Shares subject to acquisition by Philip L. Milstein; (iii) 4,000 Common Shares subject to acquisition by Bronson J. Haase; and (iv) 3,000 Common Shares subject to acquisition by James D. Ericson, in each case pursuant to the exercise of vested stock options held on the Record Date pursuant to our 1994 Nonemployee Director Stock Option Plan. This number also includes 784 Common Shares subject to certain restrictions on transfer under securities laws held by each of Diane Marcus Gershowitz, Daniel F. McKeithan, Jr., Allan H. Selig, Philip L. Milstein, Timothy E. Hoeksema, James D. Ericson and Bronson J. Haase, of which 392 were granted on each of October 8, 2003 and October 10, 2002. See “Director Compensation.” The restrictions on these restricted Common Shares terminate on the second anniversary of the date on which they were granted.
(5)	Includes 62,055 Class B Shares held by Philip L. Milstein as a partner of Northmon Investment Co. Excludes the following shares, as to which Mr. Milstein disclaims beneficial interest: (i) 5,625 Common Shares in the AB Elbaum Trust, of which Mr. Milstein is co-trustee; (ii) 2,000 Common Shares held by Mr. Milstein’s wife; (iii) 8,100 Common Shares held by Mr. Milstein’s children; (iv) 57,500 Common Shares held by the PLM Foundation, of which Mr. Milstein is co-trustee; and (v) 124,111 Common Shares held by the SVM Foundation, of which Mr. Milstein is co-trustee.

(6)	Includes 121,749, 38,000, 47,250 and 45,750 Common Shares subject to acquisition by Bruce J. Olson, James R. Abrahamson, William J. Otto and Thomas F. Kissinger, respectively, pursuant to the exercise of vested stock options held on the Record Date pursuant to our 1987 Stock Option Plan and 1995 Equity Incentive Plan. See “Executive Compensation — Stock Options.”
(7)	In determining the aggregate beneficial ownership of Common Shares and Class B Shares for all continuing directors and named executive officers as a group, shares that are beneficially owned by more than one director or officer are counted only once to avoid overstatement.
(8)	Includes 298,999 Common Shares subject to acquisition pursuant to the exercise of vested stock options held by our named executive officers and continuing non-employee directors on the Record Date pursuant to our 1987 Stock Option Plan, 1995 Equity Incentive Plan and the 1994 Nonemployee Director Stock Option Plan. See “Executive Compensation — Stock Options” and “Director Compensation.”
(9)	The address of Private Capital Management, L.P. (“PCM”) is 8889 Pelican Bay Boulevard, Naples, Florida 34108.
(10)	Other than share ownership percentage information, the information set forth is as of February 10, 2004, as reported by PCM in its Schedule 13G/A filed with us and the SEC.
(11)	The address of Lord, Abbett & Co. (“Lord Abbett”) is 90 Hudson Street, Jersey City, New Jersey 07302.
(12)	Other than share ownership percentage information, the information set forth is as of January 26, 2004, as reported by Lord Abbett in its Schedule 13G/A filed with us and the SEC.
(13)	The address of Dimensional Fund Advisors Inc. (“DFA”) is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(14)	Other than share ownership percentage information, the information set forth is as of February 6, 2004, as reported by DFA in its Schedule 13G/A filed with us and the SEC.

AUDIT COMMITTEE REPORT

To the Board of Directors of The Marcus Corporation

        Each of the undersigned Audit Committee members: (i) served on the Audit Committee during the Company’s entire fiscal year ended May 27, 2004; (ii) is an independent, non-employee director as defined by the rules of the New York Stock Exchange and the Securities and Exchange Commission; and (iii) is an “audit committee financial expert,” as defined by the Securities and Exchange Commission. Our Audit Committee has a written charter, which is available on the Company’s web site.

        Our Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. Our management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors, Ernst & Young LLP, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we are not accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the Company’s financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles. We have also relied on the representations of Ernst & Young included in its report on the Company’s fiscal 2004 financial statements. Our discussions with management and Ernst & Young do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that Ernst & Young is in fact “independent.”

        Our Audit Committee has reviewed and discussed the audited consolidated financial statements with management.

        Our Audit Committee reviewed with Ernst & Young its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with our Audit Committee under generally accepted auditing standards. In addition, our Audit Committee discussed with Ernst & Young its independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and Public Company Accounting Oversight Board, and considered the compatibility of Ernst & Young’s provision of non-audit services with its independence.

        Our Audit Committee discussed with Ernst & Young the overall scope and plans for its audit. We met with Ernst & Young, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

        In reliance on the reviews and discussions referred to above, our Audit Committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K at and for the fiscal year ended May 27, 2004 for filing with the Securities and Exchange Commission.

        This report and the information herein do not constitute soliciting material and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing by or of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

By the Audit Committee:

Daniel F. McKeithan, Jr., Chairman Philip L. Milstein James D. Ericson

EXECUTIVE COMPENSATION

Report on Executive Compensation

        Our Compensation Committee consists entirely of independent, non-employee directors and is responsible for evaluating and determining the compensation of the Company’s executive officers. The compensation paid to the Company’s executive officers consists of: (i) salary; (ii) an incentive bonus; (iii) stock option grants; and (iv) other benefits under the Company’s employee benefit plans. We strive to provide executive officers with fair and competitive compensation that rewards corporate and individual performance and helps attract, retain and motivate highly qualified individuals who contribute to the Company’s long-term growth and success. Our compensation policies are designed to encourage the continuation of the Company’s entrepreneurial spirit by encouraging our executives and other employees to take appropriate market responsive risk-taking actions that facilitate our growth and success. We establish the compensation of executive officers, including the Company’s Chief Executive Officer, Stephen H. Marcus, in accordance with these philosophies and policies.

Salary

        Each executive officer’s salary is based on the level of his or her responsibilities and the relationship of such responsibilities to those of the Company’s other executive officers. When evaluating and adjusting salaries of executive officers (other than Mr. Marcus), we review the recommendations of Mr. Marcus. In making his recommendations, Mr. Marcus takes into account: (i) the Company’s financial performance as a whole and on a divisional basis, when appropriate, for the most recent fiscal year compared to its historical and anticipated performance; (ii) general economic conditions (including inflation) and the impact such conditions had on the Company’s operations; (iii) each executive officer’s past, and anticipated future, contributions to the Company’s performance; (iv) how each executive officer’s salary compares to the range of salaries of similarly situated executives at both the national and local level; (v) new responsibilities, if any, recently delegated, or to be delegated, to such officer; and (vi) the executive’s participation in significant corporate achievements during the prior fiscal year. The Compensation Committee, while looking to Mr. Marcus for recommendations as to the salaries of executive officers, engaged in its own independent review and judgment concerning such compensation. When evaluating and adjusting Mr. Marcus’ salary, we consider the factors cited above, except Mr. Marcus made no recommendation regarding his own salary.

Bonus

        Bonuses for each fiscal year are granted to executive officers, including Mr. Marcus, after the end of the fiscal year. Fiscal 2004 bonuses were granted through the Company’s VMAX Incentive Plan (“VMAX”), which the Compensation Committee administers. VMAX, which is short for value maximization, was introduced during fiscal 2004 with the objective of further strengthening the link between increases in long-term shareholder value and management compensation. The plan provides incentives to create and sustain additional shareholder value, as defined by increasing “Economic Profit.” “Economic Profit” is a dollar amount equal to the excess of net operating profit after tax over a calculated cost of capital employed in the Company. The plan provides that target awards under the plan may focus on consolidated Economic Profit, division Economic Profit and individual performance measures that drive shareholder value as determined by the Compensation Committee and management.

        Under VMAX for fiscal 2004, the Compensation Committee approved for each executive officer, including Mr. Marcus, an annual incentive target award that represented a percentage of the officer’s base salary ranging from 30% to 90% of an officer’s base salary. The recent generally available information on executive compensation indicates that these target award percentages are competitive with respect to industry practice and similarly situated executives at both the national and local level. VMAX does not provide for a maximum award; however, to provide an incentive for executives to sustain increases in Economic Profit and remain with the Company, the plan specifies that any awards earned under the plan are credited to an account for the participant in an “incentive bank.” In any given fiscal year, the plan will pay out a participant’s balance in the incentive bank up to the annual target award, plus one third of any bank balance above the target award. A participant’s remaining balance in the incentive bank is carried forward to the following year, but is subject to forfeiture if his or her employment with the Company ceases.

        The fiscal 2004 bonuses for Messrs. Olson, Abrahamson and Otto, who have direct managerial responsibilities for the Company’s three divisions, were based on the Economic Profit performances of their respective divisions, along with the Company’s overall Economic Profit performance in fiscal 2004 and individual performance measures. The fiscal 2004 bonuses for Messrs. Marcus and Kissinger were based on the Economic Profit performance of the Company along with individual performance measures. Individual performance measures considered included such officer’s individual contributions and achievements during fiscal 2004, particularly as such contributions and achievements related to advancing the Company’s entrepreneurial spirit.

Stock Options and Restricted Stock

        Stock options are granted each year to selected key employees, including unit and multi-unit managers. Such options have a per share exercise price equal to the fair market value of the Company’s Common Shares on the date of grant. Option grants in fiscal 2004 to key employees other than the named executive officers constituted 79.4% of all non-board option grants.

        In fiscal 2004, we began placing a greater emphasis on restricted stock awards, using them to complement the stock option grants to our top executives. We believe that using restricted stock awards will further our goals of promoting continuity of management, encouraging entrepreneurism and increasing incentive and personal interest in our welfare by those employees who are primarily responsible for shaping or carrying out our long-range plans and securing our continued growth and financial success.

        Since Mr. Marcus and Diane Marcus Gershowitz own approximately 28.5% of the outstanding Common Shares and Class B Shares, Mr. Marcus’s economic interests are already substantially directly linked to the price performance of the Common Shares. Therefore, at the time the 1995 Equity Incentive Plan was adopted, we decided it was not necessary to provide Mr. Marcus with any stock option grants, restricted stock or other awards under the 1995 Equity Incentive Plan. The size of option grants or restricted stock awards to the other named executive officers was based on: (i) the officer’s length of service, responsibilities and contributions to the Company’s performance over the past year; (ii) the officer’s anticipated future contributions to the Company’s success; (iii) historical levels of option grants to, and the level of existing stock ownership of, such officer and other executive officers; and (iv) the relative levels of option grants and restricted stock awards then being made to all employees and other executive officers.

Other Benefits

        We also attempt to provide other competitive compensatory benefits to the Company’s executive officers, including participation in the Company’s Pension Plus Plan, nonqualified retirement income plan, employee stock purchase plan, nonqualified deferred compensation plan, health insurance, life and disability insurance and other benefits.

        As a result of current executive compensation levels, we do not intend to take any action to conform our compensation plans to comply with the regulations under Internal Revenue Code Section 162(m) relating to the $1 million cap on executive compensation deductibility imposed by the Omnibus Revenue Reconciliation Act of 1993.

        This report, the information herein and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing by or of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

By the Compensation Committee:

Timothy E. Hoeksema, Chairman Bronson J. Haase Daniel F. McKeithan, Jr. Philip L. Milstein

Summary Compensation Information

        The following table sets forth certain information concerning compensation paid by us during our last three fiscal years to our Chief Executive Officer and our four other highest paid executive officers. The persons named in the table below are sometimes referred to herein as the “named executive officers.”

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Positions	Fiscal Year	Salary(1)	Bonus(1)	Other(2)	Restricted Stock(3)		Stock Option Grants (Shares)(4)	All Other Compensation(5)
Stephen H. Marcus	2004	$498,000	$324,000	$--	N/A		N/A	$5,701
Chairman of the Board,	2003	$478,077	$255,644	$--	N/A		N/A	$6,610
President and Chief	2002	$458,077	$245,075	$--	N/A		N/A	$5,439
Executive Officer
Bruce J. Olson	2004	$321,700	$188,620	$--	$109,575	(6)	10,000	$5,329
Group Vice President	2003	$309,039	$181,480	$--	$--		20,000	$25,570
	2002	$298,269	$166,175	$--	$--		50,000	$4,043
James R. Abrahamson	2004	$325,000	$72,800	$--	$109,575	(6)	10,000	$35,191
President, Baymont	2003	$322,596	$20,769	$--	$--		20,000	$34,716
Inns & Suites	2002	$298,558	$180,000	$--	$--		50,000	$35,524
William J. Otto	2004	$229,050	$50,000	$--	$109,575	(6)	10,000	$3,750
President, Marcus	2003	$207,160	$52,410	$--	$--		20,000	$4,689
Hotels & Resorts	2002	$188,654	$67,068	$--	$--		15,000	$3,716
Thomas F. Kissinger	2004	$213,000	$46,440	$--	$73,050	(6)	7,500	$3,931
General Counsel and	2003	$193,798	$35,000	$--	$--		10,000	$7,793
Secretary	2002	$180,596	$35,000	$--	$--		15,000	$3,718

(1)	Includes amounts deferred at the election of the named executive officer under Section 401(k) of the Internal Revenue Code and our Deferred Compensation Plan. Our Deferred Compensation Plan is a defined contribution program whereby an eligible employee may voluntarily make an irrevocable election to defer receipt of up to 100% of his or her annual compensation on a pre-tax basis. The irrevocable election must be made during an employee’s first 60 days of eligibility or, if later, prior to the start of any calendar year to which it applies and must specify both a benefit payment commencement date and a form of payment (i.e., lump sum, periodic installments or monthly annuity), either of which may be subsequently changed by written election before the calendar year in which payments would otherwise commence. During each quarter of the deferral period, we apply to the deferred amount an earnings credit based on the average prime interest rate of a designated Milwaukee bank. The benefits payable under the Deferred Compensation Plan (i.e., the employee’s deferred amount plus his or her earnings credits) will be paid out of our general corporate assets as they become due (i.e., after the employee’s specified commencement date).
(2)	The value of all perquisites and other personal benefits provided to each named executive officer is significantly less than the required SEC reporting thresholds of the lesser of $50,000 or 10% of the annual salary and bonus reported for each named executive officer.
(3)	Following is the aggregate number of shares of restricted stock and the value of such shares, based on the closing price of our common stock on the NYSE, as of May 27, 2004, the end of our fiscal 2004, held by each of the following named executive officers: Mr. Olson – 7,500 shares, $120,525; Mr. Abrahamson – 7,500 shares, $120,525; Mr. Otto – 7,500 shares, $120,525; and Mr. Kissinger – 5,000 shares, $80,350. Dividends are paid on shares of both vested and unvested restricted stock as and when dividends are paid to our shareholders generally.
(4)	All options were granted at 100% of fair market value on the date of grant under our 1995 Equity Incentive Plan. See footnote (1) to the table set forth under “Stock Options — Option Grants in 2004 Fiscal Year.”

(5)	Includes our contributions on behalf of each named executive officer to our defined contribution Pension Plus Plan and the dollar value of imputed life insurance premiums paid by, or on behalf of, us during our fiscal year with respect to term life insurance for the benefit of the named executive officer. The Pension Plus Plan is a profit sharing plan with Internal Revenue Code Section 401(k) features and covers all of our eligible employees and eligible employees of our subsidiaries, including the named executive officers, and uses a participating employee’s aggregate direct compensation as the basis for determining the employee and employer contributions that are allocated to the employee’s account. A participating employee may elect to make pre-tax deposits of up to 14% of his or her annual compensation. The Pension Plus Plan also provides for three types of employer contributions: (i) a basic contribution equal to 1% of a participating employee’s annual compensation; (ii) a matching contribution equal to one-fourth of the employee’s pre-tax deposits not exceeding 6% of such annual compensation; and (iii) a discretionary profit performance contribution determined by our board of directors each year. For purposes of the profit performance contribution, we and our subsidiaries are divided into eight profit sharing groups, and the profit performance contribution for the participating employees employed by a particular profit sharing group is dependent on our overall operations meeting profitability targets, our having achieved a positive return on shareholders’ equity and that profit sharing group’s operating performance having been profitable. A participating employee’s share of the annual profit performance contribution, if any, for the employee’s profit sharing group is determined by multiplying the contribution amount by the ratio of the participating employee’s annual compensation to the aggregate annual compensation of all participating employees in that profit sharing group. The employee’s pre-tax savings deposits and the employer basic contributions allocated to a participating employee’s account are fully vested upon deposit, and the employer matching and profit performance contribution are subject to a graduated vesting schedule resulting in full vesting after seven years of service. Each participating employee has the right to direct the investment of the pre-tax savings deposits and employer matching contributions allocated to the employee’s account in one or more of several available investment funds. The allocated employer basic contributions are generally expected to be invested in Common Shares but, at the direction of the Pension Plus Plan’s administrative committee, may be invested in a different manner. The allocated employer profit performance contributions are invested in the manner selected by the Pension Plus Plan’s administrative committee, which may include investment in Common Shares. The vested portion of a participating employee’s account balance becomes distributable in a lump sum payment only after the employee’s termination of employment, although the employee has the right while employed to borrow a portion of such vested portion or make a withdrawal of pre-tax savings deposits for certain hardship reasons that are prescribed by applicable federal law. We also provide all named executive officers with long-term disability protection. The other compensation amounts listed for Mr. Abrahamson include amounts related to a car allowance and a prorated portion of a four-year, interest-free loan made to Mr. Abrahamson when he joined the Company, which loan has been forgiven because Mr. Abrahamson remained with the Company for the period agreed upon when the Company made the loan.
(6)	The shares of restricted stock reflected in this column were granted to these named executive officers on September 8, 2003 and will vest 25% after the third anniversary of the date of grant, 50% after the fifth anniversary, 75% after the tenth anniversary and 100% upon retirement.

Stock Options and Restricted Stock

        We have a 1987 Stock Option Plan (“1987 Plan”) pursuant to which options to acquire Common Shares may have been granted prior to June 1997 to our officers and key employees and to the officers and key employees of our subsidiaries. However, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owned, directly or indirectly, 5% or more of our voting power were not eligible to receive options under the 1987 Plan. No new options may be granted under the 1987 Plan, but certain options granted under the 1987 Plan are still outstanding and may be exercised pursuant to their terms.

        We also have a 1995 Equity Incentive Plan (“1995 Plan”) pursuant to which restricted stock awards and options to acquire Common Shares may be granted until September 2005 to our officers and other key employees and to the officers and key employees of our subsidiaries. However, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owns, directly or indirectly, 5% or more of our voting power cannot receive options or restricted stock awards under the 1995 Plan.

        The following table sets forth information concerning the grant of stock options under our 1995 Plan during our fiscal 2004 to the named executive officers.

Option Grants in 2004 Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Common Shares Underlying Options Granted(1)	Percentage of Total Options Granted to All Employees in 2004 Fiscal Year	Exercise Price (per share)(2)	Expiration Date	5%	10%
Stephen H. Marcus	N/A	N/A	N/A	N/A	N/A	N/A
Bruce J. Olson	10,000	5.5%	$14.61	9/8/13	$91,882	$232,846
James R. Abrahamson	10,000	5.5%	$14.61	9/8/13	$91,882	$232,846
William J. Otto	10,000	5.5%	$14.61	9/8/13	$91,882	$232,846
Thomas F. Kissinger	7,500	4.1%	$14.61	9/8/13	$68,911	$174,634

(1)	Options granted under the 1995 Plan may be designed to qualify as either “incentive stock options” within the meaning of Section 422A of the Internal Revenue Code or as “nonstatutory stock options.” The options reflected in the table were granted on September 8, 2003 at an exercise price equal to 100% of the fair market value of the Common Shares on that date. These options vest and are exercisable with respect to 40% of the shares after two years from the grant date, 60% after three years, 80% after four years and 100% after five years, but may not be exercised after the ten-year option period.
(2)	The exercise price of options may be paid in cash, by delivering previously issued Common Shares or any combination thereof.
(3)	The potential realizable values set forth under these columns represent the difference between the option exercise price and the market value of the Common Shares based on certain assumed rates of stock price appreciation and assuming the exercise of the options on their stated expiration date. The potential realizable values set forth under the columns do not take into account applicable tax and expense payments that may be associated with such option exercises. Actual realizable value, if any, will be dependent on the future stock price of the Common Shares on the actual date of exercise, which may be earlier than the stated expiration date. The 5% and 10% assumed rates of stock price appreciation over the ten-year exercise period of the options used in the table above are mandated by the rules of the SEC and do not represent our estimate or projection of the future price of the Common Shares on any date. There can be no assurance that the stock price appreciation rates for the Common Shares assumed for purposes of this table will actually be achieved.

        The following table sets forth certain information with respect to the named executive officers concerning their stock options exercised and unexercised stock options held as of the end of our fiscal 2004.

Fiscal 2004 Year-End Value Table

Name	Number of Common Shares Acquired Upon Exercise	Value Received(1)	Number of Common Shares Underlying Unexercised Options at End of Fiscal 2004(2) Exercisable(3)/Unexercisable(3)	Value of Unexercised In-the-Money Options at End of Fiscal 2004(4) Exercisable/Unexercisable
Stephen H. Marcus	N/A	N/A	N/A	N/A
Bruce J. Olson	22,500	$86,288	102,998/82,000	$291,627/$185,765
James R. Abrahamson	30,000	$83,695	10,000/90,000	$ 57,575/$235,825
William J. Otto	9,000	$40,588	33,250/48,000	$ 46,770/$ 72,248
Thomas F. Kissinger	7,625	$33,076	39,250/33,500	$101,722/$ 65,883

(1)	Reflects the dollar value difference between the closing sale price of the Common Shares on the NYSE on the date of exercise, less the stock option’s exercise price, multiplied by the number of Common Shares acquired upon exercise.
(2)	See vesting schedule of stock options set forth in footnote (1) under the “Option Grants in 2004 Fiscal Year” table.
(3)	Excludes 83,000 Common Shares subject to previously granted stock options that vested and became exercisable after our 2004 fiscal year end (Olson – 30,000, Abrahamson – 28,000, Otto – 14,000 and Kissinger – 11,000).
(4)	The dollar values were calculated by determining the difference between the fair market value of the underlying Common Shares and the applicable exercise prices of the named executive officers’ outstanding options at the end of our fiscal 2004. The closing sale price of the Common Shares on the NYSE on May 27, 2004, the end of our fiscal 2004, was $16.07 per share.

Pension Plan

        We have a nonqualified defined benefit pension plan (“Supplemental Plan”) for our eligible employees. An employee participating in the Supplemental Plan is entitled to receive annual benefits substantially in accordance with the table set forth below, except that the amounts shown in the table do not reflect the applicable reductions for Social Security benefits and benefits funded by employer contributions that are payable under our other employee benefit plans. For an employee entitled to the highest level of Social Security benefits who retires at age 65 during calendar year 2004, the reduction in annual Supplemental Plan benefits would equal approximately $10,700.

	Estimated Annual Pension Plan Benefits for Representative Years of Service
Final Five-Year Average Compensation	15	20	25	30	35
$100,000	$ 25,000	$ 33,300	$ 41,667	$ 50,000	$ 50,000
200,000	50,000	66,600	83,334	100,000	100,000
350,000	87,500	116,550	145,834	175,000	175,000
500,000	125,000	166,500	208,335	250,000	250,000
650,000	162,500	216,450	270,835	325,000	325,000
800,000	200,000	266,400	333,333	400,000	400,000
950,000	237,500	316,350	395,836	475,000	475,000

        The Supplemental Plan is available to eligible employees with annual compensation in excess of a specified level (e.g., $90,000 in 2004), including each of our named executive officers. The Supplemental Plan is a defined benefit retirement income program that provides benefits based on the employee’s average total compensation for the five highest compensation years within the employee’s last ten compensation years. The amounts accrued for named executive officers under the Supplemental Plan are not readily ascertainable and therefore are not included in the “Summary Compensation Table” above. In calculating employee compensation for purposes of determining contributions to the Supplemental Plan, we use a participating employee’s total direct compensation (which, for the named executive officers, is comprised of the salary and bonus amounts listed in the “Summary Compensation Table” above) in determining annual benefits, calculated on a straight life annuity basis assuming that benefits commence at age 65. In addition to a reduction equal to 50% of Social Security benefits, the Supplemental Plan reduces its benefits by the benefits attributable to the employer contributions received by the participating employee under our other employee benefit plans, such as the Pension Plus Plan and our former qualified pension plans.

        A participating employee is entitled to benefits under the Supplemental Plan upon normal retirement on or after age 65, early retirement after age 60 with at least five years of service, disability retirement after at least five years of service and other termination of employment after at least five years of service. A graduated vesting schedule, which provides for 50% vesting after five years of service and an additional 10% for each year of service thereafter, applies in the case of termination of employment before completing ten years of service or qualifying for normal, early or disability retirement. Benefits payable under the Supplemental Plan are paid out of our general corporate assets as benefit payments as they become due after retirement or other termination. At the end of our fiscal 2004, Stephen H. Marcus, Bruce J. Olson, James R. Abrahamson, William J. Otto and Thomas F. Kissinger had 42, 30, 4, 11 and 10 years, respectively, of credited years of service under the Supplemental Plan.

Director Compensation

        In fiscal 2004, each non-employee director received: (i) an annual retainer fee of $7,500 in cash; (ii) 392 Common Shares; (iii) $2,000 for each board meeting attended; (iv) $500 for each board committee meeting attended (or $750 per committee meeting attended if that person served as the committee’s chairperson), except that each member of the Audit Committee received $750 per committee meeting attended, and the chairman of the Audit Committee received $1,000 per committee meeting attended; and (v) an option under our 1994 Nonemployee Director Stock Option Plan (the “Director Plan”) to purchase 500 Common Shares at the end of our fiscal year. In addition, each non-employee director received an option under our Director Plan to purchase 1,000 Common Shares upon his or her initial appointment or election to the board of directors. The exercise price of options granted under the Director Plan is equal to 100% of the fair market value of the Common Shares on the date of grant. Under the Director Plan, at the end of our fiscal 2004, on May 27, 2004, each non-employee director received his or her annual automatic option grant to purchase 500 shares of Common Shares at an exercise price of $16.07 per share. All options under the Director Plan have a term of ten years and are fully vested and exercisable immediately after grant.

        Effective in fiscal 2005, the following changes were made to the compensation paid to our non-employee directors: (i) the annual cash retainer was increased from $7,500 to $10,000; (ii) compensation for each board meeting attended was increased from $2,000 to $2,500; and (iii) compensation for each committee meeting attended was increased from $500 to $750 (or $1,000 per committee meeting attended if that person serves as the committee’s chairperson), except that each member of the Audit Committee will receive $1,000 per committee meeting attended and the chairman of the Audit Committee will receive $1,500 per committee meeting attended. All other components of our non-employee director compensation policy remained unchanged.

STOCK PERFORMANCE INFORMATION

        Set forth below is a graph comparing the annual percentage change during our last five fiscal years in our cumulative total shareholder return (stock price appreciation on a dividend reinvested basis) of our Common Shares, compared to: (i) the cumulative total return of a composite peer group index selected by us and (ii) companies included in the Russell 2000 Index. The composite peer group index is comprised of the Standard & Poor’s Hotel/Motel Index (weighted 62%) and a theatre index we selected and which initially included Carmike Cinemas, Inc., Loews Cineplex Entertainment Corp. and AMC Entertainment, Inc. (weighted 38%). However, the performance of Carmike Cinemas, Inc. and Loews Cineplex Entertainment are reflected in this group only through the filing of their bankruptcy cases in August 2000 and February 2001, respectively. The indices within the composite peer group index are weighted to approximate the relative revenue contributions of each of our business segments (counting the limited-service lodging and hotel/resort segments as one segment) to our total revenues in our fiscal 2004. The shareholder returns of the companies included in the theatre index are weighted based on each company’s relative market capitalization as of the beginning of the presented periods.

[GRAPHIC OMITTED]

	5/31/99	5/31/00	5/31/01	5/31/02	5/31/03	5/31/04
The Marcus Corporation	$ 100	$ 87	$ 114	$ 115	$ 110	$ 129

Composite Peer Group Index	$ 100	$ 45	$ 71	$ 85	$ 69	$ 97

Russell 2000 Index	$ 100	$ 109	$ 113	$ 111	$ 101	$ 130

CERTAIN TRANSACTIONS

        In 1990, B&G Realty, Inc., one of our subsidiaries, entered into a lease with Stephen H. Marcus and Diane Marcus Gershowitz for the land on which one of our Baymont Inns & Suites is located. Similarly, in 1997, B&G Realty, Inc. entered into a lease with Stephen H. Marcus and Diane Marcus Gershowitz for the land on which one of our Woodfield Suites is located. The lease payments under both of these leases were based upon various independent appraisals and were approved by our board of directors. During our fiscal 2004, aggregate lease payments under these leases were $179,000.

        As in prior years, during our 2004 fiscal year, we leased automobiles from Selig Executive Leasing Co., Inc. Aggregate lease payments from the lease of approximately 90 vehicles were $507,000 in our fiscal 2004. As in past years, virtually all of these lease payments represent reimbursement of actual costs incurred by Selig Executive Leasing to purchase and finance the vehicles, with Selig Executive Leasing retaining less than $20,000 as an administrative fee. Allan H. Selig, one of our directors, is the President, Chief Executive Officer and sole shareholder of Selig Executive Leasing.

        We believe that all of the above transactions were consummated on terms at least as favorable as could have been obtained from non-affiliated third parties.

APPROVAL OF THE MARCUS CORPORATION 2004 EQUITY INCENTIVE PLAN

General

        As noted in our Report on Executive Compensation above, our compensation policies are designed to, among other things, promote continuity of management, encourage entrepreneurism and increase incentive and personal interest in our welfare by our key employees. We believe that equity-based incentives are key aspects of our compensation policies that further these goals and help secure our continued growth and financial success. The Company currently has in effect the Director Plan and the 1995 Plan. These plans will expire on September 29, 2004 and September 28, 2005, respectively, at which time no additional awards may be granted under such plans.

        To allow us to continue granting equity-based compensation awards, on July 8, 2004 our board of directors, subject to shareholder approval at the Meeting, adopted the 2004 Equity Incentive Plan (the “2004 Plan”). The purpose of our 2004 Plan is to promote the best interests of us and our shareholders by providing key employees, employees of our subsidiaries and our non-employee directors an opportunity to acquire or increase their proprietary interest in us. The following summary discussion of our 2004 Plan is qualified in its entirety by reference to the full text of our 2004 Plan, which is attached to this Proxy Statement as Exhibit A.

Administration

        Our 2004 Plan is required to be administered by the Compensation Committee (“Committee”), provided our Committee continues to consist of not less than two directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Among other functions, with respect to the 2004 Plan as it applies to key employees, our Committee has the authority to: (i) establish rules for the administration of our 2004 Plan; (ii) to select our key employees to whom awards will be granted; (iii) to determine the types of awards to be granted to such key employees and the number of shares covered by such awards; (iv) to set the terms and conditions of such awards; (v) to cancel, suspend and amend awards granted to key employees to the extent authorized under our 2004 Plan; and (vi) to determine whether the payment of any proceeds of any award shall or may be deferred by a key employee participating in our 2004 Plan. With respect to the 2004 Plan as it applies to non-employee directors, our Committee shall have the power to interpret and administer the 2004 Plan, but it may not exercise authority to determine eligibility to participate in the 2004 Plan or to determine the number, value, vesting period, exercise period or the timing of awards to be made under the 2004 Plan (all such determinations are automatic pursuant to the provisions of the 2004 Plan). Except as otherwise provided in our 2004 Plan, determinations and interpretations with respect thereto and any award agreements thereunder may be made in the sole discretion of our Committee, whose determination and interpretations will be binding on all parties. Any of our key employees, including any of our executive officers or employee-directors who are not members of our Committee, are eligible to receive discretionary awards under our 2004 Plan; provided, however, that Stephen H. Marcus, Diane Marcus Gershowitz and any other person who beneficially owns, directly or indirectly, stock possessing more than 5% of the total combined voting power of all classes of our stock is not eligible to receive discretionary awards under our 2004 Plan. All non-employee directors will receive automatic grants under the 2004 Plan regardless of the percentage of stock beneficially owned by such non-employee director.

Awards Under the 2004 Plan; Available Shares

        Our 2004 Plan authorizes our Committee to grant to key employees: (i) stock options, which may be either incentive stock options (“ISOs”) meeting the requirements of Section 422 of the Internal Revenue Code (the “Code”) or non-qualified stock options; (ii) stock appreciation rights (“SARs”); (iii) restricted stock; and (iv) performance shares. Furthermore, our 2004 Plan provides for automatic grants of non-qualified stock options to each non-employee director. Specifically, each non-employee director will receive (a) a non-qualified stock option to purchase 1,000 Common Shares on the date that such non-employee director is first elected or appointed to our board of directors and (b) a non-qualified stock option to purchase 500 Common Shares as of the last day of each fiscal year that such non-employee director is then serving as a director.

        The number of newly reserved Common Shares with respect to which awards may be granted under the 2004 Plan will be 200,000. In addition to the 200,000 newly reserved Common Shares, the 2004 Plan provides that all of the Common Shares that remain available for issuance under the 1995 Incentive Plan and 1994 Director Plan at the time the 2004 Plan becomes effective also will be available for issuance under the 2004 Plan. As of our fiscal year end on May 27, 2004, there were 1,408,104 Common Shares available for issuance under the 1995 Incentive Plan and 1994 Director Plan, bringing the total number of Common Shares available for issuance under the 2004 Plan to approximately 1.6 million.

        We cannot currently determine the number or types of awards that may be granted to particular eligible participants under our 2004 Plan. Such determinations will be made from time to time by our Committee.

        On August 27, 2004, the last reported sales price per Common Share on the NYSE was $19.00.

Terms of Awards

        Options.

Options Granted to Key Employees. The exercise price per Common Share subject to an option granted under our 2004 Plan to a key employee will be determined by our Committee, provided that the exercise price may not be less than the fair market value of a Common Share on the date of grant. The term of an option granted under our 2004 Plan to a key employee will also be determined by our Committee, provided that the term of an option may not exceed ten years. Options granted under our 2004 Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by our Committee. Our Committee will determine the methods by which options may be exercised and unless our Committee determines that it would not be in our interests to do so, one of the available methods will be for the key employee to make payment in full of the exercise price either in cash or in whole or in part by tendering previously owned Common Shares having a fair market value on the date of exercise equal to the option exercise price. All ISOs granted under our 2004 Plan are also required to comply with all other terms of Section 422 of the Code. No ISOs may be granted under our 2004 Plan after the tenth anniversary of the effective date of the 2004 Plan.

Non-Qualified Options Granted to Non-Employee Directors. The exercise price per Common Share subject to a non-qualified option granted under our 2004 Plan to a non-employee director will equal the fair market value of a Common Share on the date of grant. The term of each option will be ten years. A non-employee director may exercise a non-qualified option by making payment in full of the exercise price either in cash or in whole or in part by tendering previously owned Common Shares having a fair market value on the date of exercise equal to the option exercise price.

        SARs.    SAR awards under the 2004 Plan may be made only to key employees. An SAR granted under our 2004 Plan will confer on the holder a right to receive for each one Common Share to which the SAR relates, upon exercise thereof, the excess of (i) the fair market value of one Common Share on the date of exercise over (ii) the grant price of the SAR as specified by our Committee. The grant price of an SAR under our 2004 Plan may not be less than the fair market value of a Common Share on the date of grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of an SAR will be paid in cash, Common Shares or other consideration) and any other terms and conditions of any SAR granted under our 2004 Plan will be determined by our Committee.

        Restricted Stock. Restricted stock awards under the 2004 Plan may be made only to key employees. Restricted Common Shares granted to key employees under our 2004 Plan are subject to such restrictions as our Committee may impose, including any limitation on the right to vote such Common Shares or receive dividends thereon. The restrictions imposed on the Common Shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as our Committee may deem appropriate. Except as otherwise determined by our Committee, upon termination of a key employee’s employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the key employee. Under our 2004 Plan, our Committee has the authority at its discretion to waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock granted to a key employee.

        Performance Shares. Performance share awards under the 2004 Plan may be made only to key employees. Our Committee will determine the applicable performance period, the performance goal or goals to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to shares of restricted stock received upon payment of performance shares if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares. Performance goals established by our Committee under our 2004 Plan may be based on one or more measures such as return on shareholders’ equity, earnings or such other standard or standards deemed relevant by our Committee, measured internally or relative to other organizations and before or after extraordinary items. Payment on performance shares held by key employees will be made in Common Shares (which, at the discretion of our Committee, may be shares of restricted stock) equal to the number of performance shares payable. Our Committee may provide that, during a performance period, key employees will be paid cash amounts, with respect to each performance share held by such key employees, corresponding to the cash dividend paid on a Common Share. Participating key employees will have no voting rights with respect to performance shares held by them.

        Our Committee may at any time adjust performance goals (up or down) and minimum or full performance levels (and any intermediate levels in proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any performance period or waive in whole or part any or all remaining restrictions with respect to shares of restricted stock issued in payment of performance shares, if our Committee determines that economic, competitive or other conditions, changes in generally accepted accounting principles, changes in our accounting policies, acquisitions or dispositions by us, or the occurrence of other unusual events so warrant.

Adjustments

        If any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares subject to our 2004 Plan or other of our securities, or other similar corporate transaction or event affects the Common Shares such that an adjustment is appropriate as determined by our Committee in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under our 2004 Plan, then our Committee generally has the authority to, in such manner as it deems equitable, adjust: (i) the number and type of Common Shares subject to our 2004 Plan and which thereafter may be made the subject of awards; (ii) the number and type of Common Shares subject to outstanding awards; and (iii) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

Limits on Transferability

        No award granted under our 2004 Plan may be assigned, sold, transferred or encumbered by any participant, other than by will or by the laws of descent and distribution, except that a participant may, to the extent allowed by our Committee and in a manner specified by our Committee or the award agreement, either designate in writing a beneficiary to exercise an award after the participant’s death or transfer any award. Each award will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Amendment and Termination

        Our board of directors may amend, alter, suspend, discontinue or terminate our 2004 Plan at any time, except that shareholder approval of any amendment to our 2004 Plan must first be obtained if otherwise required by: (i) the Code or any rules thereunder or (ii) the listing requirements of the NYSE or any other principal securities exchange or market on which the Common Shares are then traded. Termination of our 2004 Plan will not affect the rights of key employees or non-employee directors with respect to awards previously granted to them, and all unexpired awards shall continue in force after termination except as they may lapse or be terminated by their own terms and conditions. The term of awards granted on or prior to the tenth anniversary of the 2004 Plan, unless otherwise expressly provided, may extend beyond such date.

Withholding

        Not later than the date as of which an amount first becomes includible in the gross income of a key employee for federal income tax purposes with respect to any award under our 2004 Plan, the key employee will be required to pay to us, or make arrangements satisfactory to us regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by our Committee, withholding obligations arising with respect to awards under our 2004 Plan may be settled with Common Shares, except that the key employee may not settle such obligations with Common Shares that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. Our obligations under our 2004 Plan are conditional on such payment or arrangements, and we and any subsidiary will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the key employee. Our Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Common Shares.

Certain Federal Income Tax Consequences

        Stock Options. The grant of a stock option under our 2004 Plan creates no income tax consequences to the key employee, non-employee director or us. A key employee or non-employee director who is granted a non-qualified stock option generally recognizes ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Shares at such time over the exercise price. We will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee or non-employee director. A subsequent disposition of the Common Shares will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Common Shares on the date of exercise). This capital gain or loss will be a long-term or short-term capital gain or loss depending on the length of time the Common Shares have been held.

        In general, if a key employee holds the Common Shares acquired pursuant to the exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, the key employee will recognize no income or gain as a result of the exercise (except that the alternative minimum tax may apply). Any gain or loss realized by the key employee on the disposition of the Common Shares will be treated as a long-term capital gain or loss. No deduction will be allowed to us. If either of these holding period requirements is not met, then the key employee will recognize ordinary income at the time of the disposition equal to the lesser of: (i) the gain realized on the disposition or (ii) the excess of the fair market value of the Common Shares on the date of exercise over the exercise price. We will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. Any additional gain realized by the key employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term or short-term capital gain depending on the length of time the Common Shares had been held.

        Stock Appreciation Rights. The grant of an SAR creates no income tax consequences for the key employee or us. Upon exercise of an SAR, the key employee will recognize ordinary income equal to the amount of any cash and the fair market value of any Common Shares or other property received, except that if the key employee receives an option, shares of restricted stock or performance shares upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. We will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

        Restricted Stock. A key employee will not recognize income upon an award of restricted stock under our 2004 Plan unless the election described below is made. However, a key employee who has not made such an election will recognize ordinary income at the end of the applicable restriction period in an amount equal to the fair market value of the restricted stock at such time. We will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. Any otherwise taxable disposition of the restricted stock after the end of the applicable restriction period will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the end of the applicable restriction period). Dividends paid in cash and received by a key employee prior to the end of the applicable restriction period will constitute ordinary income to the key employee in the year paid (and will not be eligible for taxation at rates applicable to “qualifying dividends”). We will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

        A key employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. We will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the key employee in the year of payment (taxable at rates applicable to “qualifying dividends”) and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the key employee who has made an election subsequently forfeits the restricted stock, the key employee will not be entitled to deduct any loss. In addition, we would then be required to include as ordinary income the amount of the deduction we originally claimed with respect to such shares.

        Performance Shares. The grant of performance shares will create no income tax consequences for the key employee or us. Upon the receipt of cash, Common Shares or other property at the end of the applicable performance period, the key employee will recognize ordinary income equal to the amount of any cash and the fair market value of any Common Shares or other property received, except that if the key employee receives an option, shares of restricted stock or SARs in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to such other awards. In addition, the key employee will recognize ordinary income upon the receipt of cash payments that are based on the amount of dividends paid by us with respect to Common Shares. We will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

Vote Required

        The affirmative vote of the holders of a majority of the votes represented by Common Shares and Class B Shares represented and voted together as a single class at the Meeting is required to approve the 2004 Plan. Any votes represented by Common Shares and/or Class B Shares not voted at the Meeting, whether due to broker nonvotes or otherwise (except abstentions), will have no impact regarding the proposal to approve the 2004 Plan. Common Shares and Class B Shares as to which holders abstain from voting will be treated as votes against approval of the 2004 Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE 2004 PLAN. COMMON SHARES OR CLASS B SHARES REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE 2004 PLAN.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our directors and executive officers are required to report their ownership of Common Shares and Class B Shares and any changes in that ownership to the SEC and the NYSE. In fiscal 2004, two Form 4s for each of two directors were inadvertently filed late. In making the above statements, we have relied upon the representations of the persons involved and on copies of their reports filed with the SEC.

OTHER MATTERS

        Ernst & Young LLP acted as our independent auditors during fiscal 2004 and was appointed to act as our independent auditors for fiscal 2005. Ernst & Young’s fees for the most recent two fiscal years are summarized in the following table:

	2004	2003
Audit Fees	$245,600	$139,100
Audit-Related Fees	19,590	41,340
Tax Fees	44,055	75,288
All Other Fees	--	--

Total Fees	$309,245	$255,728

        Our Audit Committee pre-approves the provision of all auditing and non-audit services by Ernst & Young. During fiscal 2003 and 2004, all of the services related to the audit and other fees described above were pre-approved by our Audit Committee and none were provided pursuant to any waiver of the pre-approval requirement.

        As noted in the Audit Committee Report, our Audit Committee has considered whether Ernst & Young’s provision of non-audit services is compatible with its independence. Representatives from Ernst & Young are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate shareholder questions.

        We have filed an Annual Report on Form 10-K with the SEC for fiscal 2004, which ended on May 27, 2004. A copy of the Form 10-K (excluding exhibits) has been provided to each person who was a record or beneficial owner of Common Shares or Class B Shares as of the Record Date and is available on our corporate web site (www.marcuscorp.com). Exhibits to the Form 10-K will be furnished upon payment of the fee described in the list of exhibits accompanying the copy of Form 10-K. Requests for any exhibits to our Form 10-K should be addressed to Thomas F. Kissinger, General Counsel and Secretary, The Marcus Corporation, 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125.

        Our board of directors does not intend to present at the Meeting any matters for shareholder action other than the matters described in the Notice of Annual Meeting. The board of directors does not know of any other matters to be brought before the Meeting that will require the vote of shareholders. If any other business or matters properly come before the Meeting, the proxies named in the accompanying proxy will vote on such business or matters in accordance with their best judgment.

        A shareholder wishing to include a proposal in our proxy statement for our 2005 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must forward the proposal to us by May 6, 2005. In addition, a shareholder who otherwise intends to present business at our 2005 Annual Meeting of Shareholders (including nominating persons for election as directors) must comply with the requirements set forth in our By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to our Secretary not later than 45 days prior to the date in the current year corresponding to the date on which we first mailed our proxy materials for the prior year’s annual meeting. Accordingly, if we do not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to July 20, 2005, the notice will be considered untimely and we will not be required to present such proposal at the 2005 Annual Meeting of Shareholders. If our board of directors chooses to present such proposal at our 2005 Annual Meeting of Shareholders, the persons named in proxies solicited by the board of directors for the 2005 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

        We have paid the cost of soliciting proxies. We expect to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain of our officers and employees. We will reimburse brokers and other holders of record for their expenses in communicating with the persons for whom they hold Common Shares or Class B Shares. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose, but we reserve the right to do so should we conclude that such efforts are needed.

On Behalf of the Board of Directors
/s/ Thomas F. Kissinger
Thomas F. Kissinger
General Counsel and Secretary

Milwaukee, Wisconsin
September 3, 2004

Exhibit A

THE MARCUS CORPORATION
2004 EQUITY INCENTIVE PLAN

Section 1.    Purpose and History.

        (a)    Purpose. The purpose of The Marcus Corporation 2004 Equity Incentive Plan (the “Plan”) is to promote the best interests of The Marcus Corporation (the “Company”) and its shareholders by providing Key Employees and Non-Employee Directors of the Company and its Affiliates with an opportunity to acquire a, or increase their, proprietary interest in the Company. It is intended that the Plan will promote (i) continuity of management and increased incentive and personal interest in the welfare of the Company by those Key Employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success and (ii) the achievement of long-term growth and financial success of the Company by attracting and retaining Non-Employee Directors of outstanding competence and by better aligning the personal financial interests of Non-Employee Directors to those of the Company’s shareholders.

        (b)    History. Prior to the Effective Date of the Plan, the Company had in effect the 1995 Incentive Plan and 1994 Director Plan, which were originally effective September 28, 1995 and September 29, 1994, respectively. Upon shareholder approval of the Plan, each of the 1995 Incentive Plan and 1994 Director Plan will terminate and no new awards will be granted under such plans, although outstanding awards granted under the 1995 Incentive Plan and 1994 Director Plan will continue to be subject to all terms and conditions of such plan.

Section 2.    Definitions.

        As used in the Plan, the following terms shall have the respective meanings set forth below:

        (a)     “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

        (b)     “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock or Performance Share granted under the Plan to a Participating Key Employee or Non-Employee Director.

        (c)     “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

        (d)     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (e)     “Commission” shall mean the Securities and Exchange Commission.

        (f)     “Committee” shall mean the Compensation Committee of the Board of Directors of the Company (or any other committee thereof designated by the Board of Directors to administer the Plan); provided, however, that the Committee is composed of not less than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3.

        (g)     “Director” shall mean any individual who is a member of the Board of Directors.

        (h)     “Effective Date” shall have the meaning assigned in Section 9.

        (i)     “Employee” shall mean any full-time or part-time employee of the Company or any of its Affiliates. For purposes of the Plan, an individual whose only employment relationship with the Company or its Affiliates is as a Director shall not be deemed to be an Employee.

        (j)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (k)     “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

        (l)     “Incentive Stock Option” shall mean an option granted under Section 6(a)(i) of the Plan that is intended to meet the requirements of Section 422 of the Code (or any successor provision thereto).

        (m)     “Key Employee” shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee in its discretion.

        (n)     “Non-Employee Director” shall mean any Director who is not otherwise an Employee.

        (o)     “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

        (p)     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        (q)     “Participating Key Employee” shall mean a Key Employee designated to be granted an Award under the Plan.

        (r)     “Performance Period” shall mean, in relation to Performance Shares, any period for which a performance goal or goals have been established.

        (s)     “Performance Share” shall mean any right granted under Section 6(d) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).

        (t)     “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

        (u)     “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(e) of the Plan.

        (v)     “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

        (w)     “Shares” shall mean shares of common stock of the Company, $1 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

        (x)     “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

        (y)     “1994 Director Plan” shall mean The Marcus Corporation 1994 Nonemployee Director Stock Option Plan.

        (z)     “1995 Incentive Plan” shall mean The Marcus Corporation 1995 Equity Incentive Plan.

Section 3.    Administration.

        (a)    The Committee. The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by those members of the Board of Directors of the Company who qualify as “non-employee directors” under Rule 16b-3.

        (b)    Committee Administration With Respect to Participating Key Employees. With respect to the Plan as it applies to Key Employees, and subject to the terms of the Plan and applicable laws and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participating Key Employees; (ii) determine the type or types of Awards to be granted to each Participating Key Employee under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards granted to Participating Key Employees; (iv) determine the terms and conditions of any Award granted to a Participating Key Employee; (v) determine whether, to what extent and under what circumstances Awards granted to Participating Key Employees may be settled or exercised in cash, Shares, other securities, other Awards or other property, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards and other amounts payable with respect to an Award granted to Participating Key Employees under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

        (c)    Committee Administration With Respect to Non-Employee Directors. With respect to the Plan as it applies to Non-Employee Directors, the Committee shall have the full power, discretion and authority to interpret and administer the Plan in a manner that is consistent with the Plan’s provisions; provided, however, that in no event shall the Committee have the power to determine eligibility to participate in the Plan, or to determine the number, the value, the vesting or exercise period or the timing of Awards to be made under the Plan to Non-Employee Directors (all such determinations are automatic pursuant to the provisions of the Plan). Any action taken by the Committee with respect to the administration of the Plan as it applies to Non-Employee Directors that would violate Rule 16b-3 shall be null and void.

        (d)    Decisions Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time or from time to time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any Non-Employee Director, any holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate.

        (e)    Indemnification. The Company will indemnify and hold harmless each member of the Committee, and each member of the Board of Directors that has administered the Plan in the absence of a Committee pursuant to Section 3(a), as to any act done, or determination made, with respect to the Plan or any Award to the maximum extent that the laws of the State of Wisconsin and the Company’s bylaws permit.

Section 4.    Shares Available for Award.

        (a)    Shares Available. Subject to adjustment as provided in Section 4(b):

            (i)    Plan Reserve. The number of Shares with respect to which Awards may be granted under the Plan shall be 200,000, plus the number of shares as described in Section 4(a)(iii). The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

            (ii)    Replenishment of Shares Under this Plan. If any Award granted under the Plan terminates, expires, lapses or is cancelled for any reason without the issuance of Shares under the Award, the Shares relating to such Award shall become automatically available for issuance pursuant to other Awards under Section 4(a)(i), including issuance as Incentive Stock Options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award, then such Shares may again be used for new Awards under this Plan under Section 4(a)(i), but such Shares may not be issued as Incentive Stock Options.

            (iii)    Addition of Shares From Predecessor Plans. After the Effective Date of the Plan, the number of Shares available for issuance under this Plan, as determined under the first sentence of Section 4(a)(i), shall be increased by (1) the number of Shares that are not yet subject to an award, which would otherwise be available for issuance, under the 1995 Plan or 1994 Plan, if such plans were still in effect and (2) the number of Shares subject to awards granted under the 1995 Plan or 1994 Plan that would again become available for new grants under the terms of the 1995 Plan or 1994 Plan, as applicable, if such plans were still in effect. Any such Shares will not be available for future awards under the terms of the 1995 Plan or 1994 Plan, as applicable.

            (iv)    Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

        (b)    Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the number and type of Shares subject to outstanding Awards; and (iii) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

Section 5.    Eligibility.

        (a)    Key Employees. Any Key Employee, including any executive officer or an Employee who is also a Director of the Company or of any Affiliate, who is not a member of the Committee shall be eligible to be designated a Participating Key Employee. Except as provided in Section 5(b), Stephen H. Marcus, Diane Marcus Gershowitz and any other person who beneficially owns, directly or indirectly (taking into account stock ownership attributed to such person pursuant to Section 425(d) of the Code), stock possessing more than five percent (5%) of the total combined voting power of all classes of stock of the Company or of any Affiliate of the Company shall not be eligible to receive Awards under the Plan.

        (b)    Non-Employee Directors. Any Non-Employee Director is eligible to receive an Award of Options pursuant to Section 6(a)(ii).

Section 6.    Awards.

        (a)    Key Employee and Non-Employee Director Options.

            (i)    Discretionary Option Awards. The Committee is hereby authorized to grant Options to Key Employees with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion.

                (1)    Exercise Price. The exercise price per Share of an Option granted pursuant to Section 6(a)(i) shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

                (2)    Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

                (3)    Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors of the Company.

            (ii)    AutomaticNon-Qualified StockOption Awards to Non-Employee Directors.

                (1)    Initial Awards. On the date of initial election or initial appointment of a Non-Employee Director during the term of the Plan, each such Non-Employee Director shall be automatically granted a Non-Qualified Stock Option to purchase 1,000 Shares.

                (2)    Annual Awards. On the final day of each fiscal year of the Company during the term of the Plan, each then serving Non-Employee Director shall be automatically granted a Non-Qualified Stock Option to purchase 500 Shares.

                (3)    Limitation on Awards. Other than the automatic Non-Qualified Stock Option grants provided in Section 6(a)(ii)(1) and Section 6(a)(ii)(2), no additional Awards shall be granted to Non-Employee Directors under the Plan.

                (4)    Exercise Price. The exercise price per Share available for purchase under a Non-Qualified Stock Option granted pursuant to Section 6(a)(ii) shall equal the Fair Market Value of a Share on the date of grant of such Non-Qualified Stock Option.

        (b)    Stock Appreciation Right Awards. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employees. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive for each one Share to which to the Stock Appreciation Right relates, upon exercise thereof, the excess of (i) the Fair Market Value of such Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, the number of Shares to which the Stock Appreciation Right relates, methods of exercise, methods of settlement (including whether the Participating Key Employee will be paid in cash, Shares, other securities, other Awards, or other property or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee in its discretion. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, without limitation, restricting the time of exercise of the Stock Appreciation Right to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

        (c)    Restricted Stock Awards.

            (i)    Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees.

            (ii)    Restrictions. Shares of Restricted Stock granted to Participating Key Employees shall be subject to such restrictions as the Committee may impose in its discretion (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate in its discretion.

            (iii)    Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee may be evidenced in such manner as the Committee may deem appropriate in its discretion, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee, such certificate shall be registered in the name of the Participating Key Employee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock.

            (iv)    Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Key Employee, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee or, if the Participating Key Employee received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

            (v)    Forfeiture. Except as otherwise determined by the Committee in its discretion, upon termination of employment of a Participating Key Employee (as determined under criteria established by the Committee in its discretion) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participating Key Employee; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participating Key Employee.

        (d)    Performance Share Awards.

            (i)    Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Key Employees.

            (ii)    Performance Goals and Other Terms. The Committee shall determine in its discretion the Performance Period, the performance goal or goals to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares if Performance Shares are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares. Performance goals established by the Committee may be based on one or more measures such as return on shareholders’ equity, earnings or any other standard or standards deemed relevant by the Committee, measured internally or relative to other organizations and before or after extraordinary items.

            (iii)    Rights and Benefits During the Performance Period. The Committee may provide that, during a Performance Period, a Participating Key Employee shall be paid cash amounts, with respect to each Performance Share held by such Participating Key Employee, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participating Key Employees shall have no voting rights with respect to Performance Shares held by them.

            (iv)    Adjustments with Respect to Performance Shares. Any other provision of the Plan to the contrary notwithstanding, the Committee may in its discretion at any time or from time to time adjust performance goals (up or down) and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any Performance Period or waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock issued in payment of Performance Shares, if the Committee determines that conditions, including, without limitation, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company’s accounting policies, acquisitions or dispositions by the Company or its Affiliates, or the occurrence of other unusual, unforeseen or extraordinary events, so warrant.

            (v)    Payment of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period, one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participating Key Employee; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

        (e)    General.

            (i)    No Cash Consideration for Awards.

                (1)    Participating Key Employees. Awards shall be granted to Participating Key Employees for no cash consideration unless otherwise determined by the Committee.

                (2)    Non-Employee Directors. Awards shall be granted to Non-Employee Directors for no cash consideration.

            (ii)    Award Agreements. Each Award granted under the Plan to a Participating Key Employee or Non-Employee Director shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

            (iii)    Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

            (iv)    Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award to a Participating Key Employee may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee in its discretion. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

            (v)    Method of Exercise.

                (1)    Participating Key Employees. The Committee shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, other property or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Award may be made or deemed to have been made. Unless the Committee determines that it would not be in the interests of the Company to do so, the total exercise price of any Award shall be payable to the Company in full either (a) in cash; (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total exercise price (provided that the Shares tendered upon exercise of an Award to satisfy the total exercise price have been held by the Participating Key Employee for at least six months prior to their tender); or (c) by a combination of (a) and (b).

                (2)    Non-Employee Directors. Non-Qualified Stock Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Non-Qualified Stock Option is to be exercised, accompanied by full payment for the Shares. The total exercise price upon exercise of any Non-Qualified Stock Option shall be payable to the Company in full either (a) in cash; (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total exercise price (provided that the Shares tendered upon exercise of the Non-Qualified Stock Option to satisfy the total exercise price have been held by the Non-Employee Director for at least six months prior to their tender); or (c) by a combination of (a) and (b).

            (vi)    Restrictions on Share Transferability. Shares acquired pursuant to the exercise of an Option under the Plan shall be subject to applicable restrictions under applicable federal securities laws, under the requirements of any national securities exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

            (vii)    Non-Transferability of Awards. Each Award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution except that a Participating Key Employee or Non-Employee Director may, to the extent allowed by the Committee and in a manner specified by the Committee or the Award Agreement, (a) designate in writing a beneficiary to exercise the Award after the Participating Key Employee’s or Non-Employee Director’s death, as the case may be, and (b) transfer any Award.

            (viii)    Term of Awards.

                (1)    Participating Key Employees. Except as otherwise provided in the Plan, the term of each Award granted to a Participating Key Employee shall commence on such date and be for such period as shall be determined by the Committee.

                (2)    Non-Employee Directors. Non-Employee Directors shall be entitled to exercise Non-Qualified Stock Options granted pursuant to Section 6(a)(ii) in whole or in part at any time and from time beginning immediately after the date of the grant of the Non-Qualified Stock Option and ending on the date that is the earlier of (a) the date that is ten years from the date of the grant of the Non-Qualified Stock Option or (b) the date that is six months after the termination of such Non-Employee Director’s service for any reason.

            (ix)    Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(d) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, New York Stock Exchange or any other stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee or Non-Employee Director to represent to the Company in writing that such Participating Key Employee, Non-Employee Director or other Person is acquiring the Shares without a view to the distribution thereof.

Section 7.    Amendment and Termination of the Plan; Correction of Defects and Omissions.

        (a)    Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by (i) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan) or (ii) the listing requirements of the New York Stock Exchange or any other principal securities exchange or market on which the Shares are then traded (in order to maintain the listing of the Shares thereon). Termination of the Plan shall not affect the rights of Participating Key Employees or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

        (b)    Correction of Defects, Omissions and Inconsistencies. The Committee may in its discretion correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.    General Provisions.

        (a)    No Rights to Awards. No Key Employee, Participating Key Employee or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee.

        (b)    Withholding. No later than the date as of which an amount first becomes includable in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares previously owned by the Participating Key Employee; provided, however, that the Participating Key Employee may not settle such obligations with Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares.

        (c)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        (d)    Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee or Non-Employee Director the right to be retained in the employ of the Company or any Affiliate, or the right to continue as a Director. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee or Non-Employee Director from employment or service, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

        (e)    Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or the Committee and any Participating Key Employee, Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

        (f)    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Wisconsin and applicable federal law. Any legal action or proceeding with respect to the Plan, any Award or any Award Agreement, may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

        (g)    Limitations on Actions. Any legal action or proceeding with respect to the Plan, any Award or any Award Agreement, must be brought within one year after the day the complaining party first knew or should have known of the events giving rise to the complaint.

        (h)    Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

            (i)    No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated or otherwise eliminated.

            (j)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9.    Effective Date of the Plan.

        The Plan shall be effective as of the date the Plan is adopted by the shareholders (“Effective Date”), provided such shareholder approval of the Plan is within 12 months following the date of adoption of the Plan by the Board of Directors, and all Awards granted under the Plan prior to the date of shareholder approval shall be subject to such approval and the effective date of such Award grants shall be deemed to be the date of such shareholder approval.

Section 10.    Term of the Plan.

        No Award shall be granted under the Plan following the tenth anniversary of its Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

THE MARCUS CORPORATION 2004 ANNUAL MEETING

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.	[X]

[                      ]
CONTROL NUMBER

1.	ELECTION OF DIRECTORS:

01 - Diane Marcus Gershowitz	02 - Timothy E. Hoeksema	03 - Stephen H. Marcus
04 - Daniel F. McKeithan, Jr	05 - Bruce J. Olson	06 - Allan H. Selig
07 - Philip L. Milstein	08 - Bronson J. Haase	09 - James D. Ericson

For All	Withhold All	For All Except
[ ]	[ ]	[ ]

(Instructions: To withhold authority to vote for any indicated nominee, please mark the oval under “For All Except” and write the number of the nominee(s) on the line above.)

2.	PROPOSAL TO APPROVE THE MARCUS CORPORATION 2004 EQUITY INCENTIVE PLAN:

For	Against	Abstain
[ ]	[ ]	[ ]

3.	Upon such other business as may properly come before the annual meeting or any adjournment thereof in accordance with the best judgment of such proxies.

Check box, if appropriate, and indicate changes below:

Address Change     [   ]

Dated: _____________________________________________________, 2004

Signature

Signature if held jointly

Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign in full corporate name by a duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL.

6919-The Marcus Corp. – White Stock

THE MARCUS CORPORATION

PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card will vote all shares of Common Stock of The Marcus Corporation that you are entitled to vote.

Please carefully consider the issues discussed in the Proxy Statement and cast your vote by:

•	accessing the World Wide Web site http://www.eproxyvote.com/mcs/ to vote via the internet.

•	using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-866-207-3912 and follow the instructions. When you are finished voting, your vote will be confirmed, and the call will end.

•	completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement.

You can vote via the internet or by phone at any time prior to 11:59 P.M. Central Time, October 5, 2004. You will need the control number printed at the top of this instruction card to vote via the internet or by phone. If you do so, you do not need to mail in your proxy card.

6919-The Marcus Corp. – White Stock

PROXY	PROXY

THE MARCUS CORPORATION

PROXY FOR HOLDERS OF COMMON STOCK SOLICITED BY THE BOARD OF
DIRECTORS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 6, 2004

        The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Common Stock of THE MARCUS CORPORATION that the undersigned is entitled to vote at the 2004 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, October 6, 2004, at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the items listed on the reverse, as more completely described in the Proxy Statement for the meeting.

        The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement, the 2004 Annual Report to Shareholders and the Form 10-K and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees for director, FOR approval of The Marcus Corporation 2004 Equity Incentive Plan and on such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the proxies named herein.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

(Continued and to be signed on reverse side.)

FOLD AND DETACH HERE.

6919-The Marcus Corp. – White Stock

THE MARCUS CORPORATION 2004 ANNUAL MEETING

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.	[X]

[                      ]
CONTROL NUMBER

1.	ELECTION OF DIRECTORS:

01 - Diane Marcus Gershowitz	02 - Timothy E. Hoeksema	03 - Stephen H. Marcus
04 - Daniel F. McKeithan, Jr	05 - Bruce J. Olson	06 - Allan H. Selig
07 - Philip L. Milstein	08 - Bronson J. Haase	09 - James D. Ericson

For All	Withhold All	For All Except
[ ]	[ ]	[ ]

(Instructions: To withhold authority to vote for any indicated nominee, please mark the oval under “For All Except” and write the number of the nominee(s) on the line above.)

2.	PROPOSAL TO APPROVE THE MARCUS CORPORATION 2004 EQUITY INCENTIVE PLAN:

For	Against	Abstain
[ ]	[ ]	[ ]

3.	Upon such other business as may properly come before the annual meeting or any adjournment thereof in accordance with the best judgment of such proxies.

Check box, if appropriate, and indicate changes below:

Address Change     [   ]

Dated: _____________________________________________________, 2004

Signature

Signature if held jointly

Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign in full corporate name by a duly authorized officer. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL.

6920-The Marcus Corp. (Class B) – Blue Stock

PROXY	PROXY

THE MARCUS CORPORATION

PROXY FOR HOLDERS OF CLASS B COMMON STOCK
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS TO BE
HELD ON OCTOBER 6, 2004

        The undersigned hereby constitutes and appoints STEPHEN H. MARCUS and THOMAS F. KISSINGER, and each of them, with the power of substitution, as proxies of the undersigned, to vote any and all shares of Class B Common Stock of THE MARCUS CORPORATION that the undersigned is entitled to vote at the 2004 Annual Meeting of Shareholders to be held at 10:00 A.M., local time, October 6, 2004, at the Monona Terrace Community and Convention Center, One John Nolen Drive, Madison, Wisconsin, and at any adjournment thereof, upon such business as may properly come before the meeting, including the items listed on the reverse, as more completely described in the Proxy Statement for the meeting.

        The undersigned acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement, the 2004 Annual Report to Shareholders and the Form 10-K and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees for director, FOR approval of The Marcus Corporation 2004 Equity Incentive Plan and on such other matters as may properly come before the meeting or any adjournment thereof in accordance with the best judgment of the proxies named herein.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

(Continued and to be signed on reverse side.)

FOLD AND DETACH HERE.

6920-The Marcus Corp. (Class B) – Blue Stock